Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED

DECEMBER 31, 2025

DAVENPORT
RUTH'S CHRIS STEAK HOUSE
KROGER
BIRKENSTOCK

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

56 Community Centers

4.9 million sq. ft. of gross

leasable area

1,458 tenants

Top Growth Markets

Austin

Dallas

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 51.1 million

Operating Partnership Units:

0.6 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of December 31, 2025, provided a 104% premium rental rate compared to our larger space tenants. The largest of our 1,458 tenants at our wholly owned properties comprised only 2.1% of our annualized revenues for the three months ended December 31, 2025.

Distribution (per share / unit)*:
Quarter: $ 0.1425	Investor Relations:
Annualized: $ 0.57	Whitestone REIT
Dividend Yield: 3.74%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Amy S. Feng	website: www.whitestonereit.com
Julia B. Buthman
Kristian M. Gathright	Analyst Coverage:
David K. Holeman	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
Jeffrey A. Jones	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
Donald A. Miller	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Ladenburg Thalmann	Lucid Capital Markets	Maxim Group	Truist Securities
* As of February 23, 2026	Floris van Dijkum	Craig Kucera	Michael Diana	Anthony Hau
** Based on common share price	212.409.2075	917.890.4412	212.895.3641	212.303.4176
of $15.25 as of close of market on	fvandijkum@ladenburg.com	ckucera@lucidcm.com	mdiana@maximgrp.com	anthony.hau@truist.com
February 23, 2026.

Cantor Fitzgerald & Co.
Jay Kornreich
602.214.6027
Jay.Kornreich@Cantor.com

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Houston, Texas, February 25, 2026 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2025. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt. For the three months ended December 31, 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.43 and $0.33, respectively. For the full year 2025 and 2024, Net income attributable to common shareholders per diluted share was $0.95 and $0.72, respectively.

“We are pleased to report strong fourth quarter and full year operating and financial results. We delivered full-year 4.0% Same Store Net Operating Income growth and record occupancy of 94.6%. We are firmly on track with our long-term 5-7% Core FFO per share growth target. The leasing environment in Whitestone’s markets remains robust. We anticipate that our business model and focus on high-return shop space will allow us to continue capitalizing on favorable demographic trends and urban development within our footprint. Our twin goals of driving Core FFO per share growth and simultaneously strengthening our balance sheet remain. We look forward to sharing more on tomorrow’s earnings conference call.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $43.9 million versus $40.8 million for the fourth quarter of 2024.
•

Net Income attributable to common shareholders of $22.8 million, or $0.43 per diluted share, inclusive of a $0.30 per diluted share gain on sale of properties, versus $17.3 million, or $0.33 per diluted share for the fourth quarter of 2024, inclusive of a $0.23 per diluted share gain on sale of properties.

•	Core Funds from Operations (“Core FFO”) of $15.2 million versus $14.7 million for the fourth quarter of 2024.
•	Core FFO per diluted share was $0.28 versus $0.28 for the fourth quarter of 2024.
•	Fund From Operations (“FFO”) of $15.2 million versus $14.7 million for the fourth quarter of 2024.
•	FFO per diluted share of $0.28 versus $0.28 for the fourth quarter of 2024.
•	EBITDAre of $23.9 million versus $23.0 million for the fourth quarter of 2024.
•	Same-Store Net Operating Income (“NOI”) grew 3.8% to $26.3 million versus $25.3 million for the fourth quarter of 2024.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5% to $25.73, compared to the prior year quarter.

Full Year 2025 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $160.9 million versus $154.3 million for 2024.
•

Net Income attributable to common shareholders of $49.9 million, or $0.95 per diluted share, inclusive of a $0.57 per diluted share gain on sale of properties, versus $36.9 million, or $0.72 per diluted share, inclusive of a $0.43 per diluted share gain on sale of properties for 2024.

•	Core Funds from Operations (“Core FFO”) of $55.4 million versus $52.5 million for 2024.
•	Core FFO per diluted share of $1.05 versus $1.01 for 2024.
•	Funds from Operations (“FFO”) of $54.6 million versus $50.7 million for 2024.
•	FFO per diluted share of $1.03 versus $0.98 for 2024.
•	EBITDAre of $89.6 million versus $85.3 million for 2024.
•	Same-Store Net Operating Income (“NOI”) grew 4% to $97.5 million versus $93.8 million for 2024.

Operating Results

For the three month periods ending December 31, 2025 and 2024, the Company’s operating highlights were as follows:

	Fourth Quarter 2025	Fourth Quarter 2024
Occupancy:
Wholly Owned Properties – All	94.6%	94.1%
>10,000 Sq Ft Occupancy	97.7%	97.4%
≤ 10,000 Sq Ft Occupancy	92.7%	92.1%
Same Store Property Net Operating Income Change (1)	3.8%	5.8%
Rental Rate Growth - Total (GAAP Basis):	18.2%	21.9%
New Leases	25.9%	36.1%
Renewal Leases	16.6%	19.0%
Leasing Transactions:
Number of New Leases	19	29
New Leases - Lease Term Revenue (millions)	$11.3	$40.6
Number of Renewal Leases	23	50
Renewal Leases - Lease Term Revenue (millions)	$7.7	$15.9

Balance Sheet and Debt Metrics

•

As of December 31, 2025, Whitestone had total debt of $649.4 million, along with capacity and availability of $323.2 million and $220.4 million, respectively, under its $375 million revolving credit facility.

•	As of December 31, 2025, the Company has undepreciated real estate assets of $1.4 billion.

Dividend

On December 18, 2025, the Board of Trustees of Whitestone REIT approved a change to the Company’s dividend payment schedule from a monthly dividend to a quarterly dividend.

In connection with this change, the Board declared a quarterly cash dividend of $0.1425 per share on the Company’s common shares and $0.1425 per unit on the Company’s operating partnership units for the first quarter of 2026. The declared quarterly dividend represents a 5.6% increase over the Company’s previous quarterly dividend amount. The dividend will be payable on March 30, 2026 to shareholders and unitholders of record as of the close of business on March 16, 2026.

2026 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.38 to $0.43 per diluted share, and Core FFO will be within the range of $1.10 to $1.14 per diluted share and OP Unit.

	Initial 2026 Guidance	2025 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$20,580 -$22,730	$49,926
Core FFO (1)	$59,064 - $61,214	$55,428

Net income attributable to Whitestone REIT per share	$0.38 - $0.43	$0.95
Core FFO per diluted share and OP Unit (1)	$1.10 - $1.14	$1.05

Key Drivers:
Same store net operating income growth (2)	3.0% - 4.75%	4%
Bad debt as a percentage of revenue	0.50% - 1.00%	0.55%
Interest expense	$32,600 - $34,100	$33,672

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of December 31, 2025, Whitestone wholly owned 56 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 56 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 25 in Arizona. Whitestone’s Community-Centered Properties are located in the MSA’s of Austin (7), Dallas (11), Houston (10), Phoenix (25), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,458 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, February 26, 2026, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, March 12, 2026. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13757652

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition; pending acquisitions and the impact of such acquisitions on our financial condition and results of operations; statements related to our expectations regarding the performance of our business; anticipated capital expenditures required to complete projects; amounts of anticipated cash distributions to our shareholders in the future; and other matters. These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “hopes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the timing and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

ASSETS
Real estate assets, at cost
Property	$1,354,112	$1,248,223
Accumulated depreciation	(264,940)	(246,534)
Total real estate assets	1,089,172	1,001,689
Cash and cash equivalents	4,888	5,224
Restricted cash	2,472	10,146
Escrows and deposits	5,170	4,006
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	37,447	33,820
Receivable from partnership redemption	—	31,643
Receivable due from related party	—	15,186
Unamortized lease commissions, legal fees and loan costs	17,865	14,693
Prepaid expenses and other assets(2)	3,934	7,805
Finance lease right-of-use assets	10,315	10,427
Total assets	$1,171,263	$1,134,639

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$643,925	$631,518
Accounts payable and accrued expenses(3)	45,715	40,703
Payable due to related party	—	1,577
Tenants' security deposits	9,652	9,295
Dividends and distributions payable	7,370	6,931
Finance lease liabilities	741	781
Total liabilities	707,403	690,805
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 51,088,833 and 50,690,163 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	51	51
Additional paid-in capital	641,234	637,946
Accumulated deficit	(183,586)	(205,557)
Accumulated other comprehensive income	391	5,713
Total Whitestone REIT shareholders' equity	458,090	438,153
Noncontrolling interest in subsidiary	5,770	5,681
Total equity	463,860	443,834
Total liabilities and equity	$1,171,263	$1,134,639

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,025	$17,285
Accrued rents and other recoveries	32,835	29,964
Allowance for doubtful accounts	(13,674)	(14,720)
Other receivables	1,261	1,291
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$37,447	$33,820

(2) Operating lease right of use assets (net)	$539	$59
(3) Operating lease liabilities	$539	$58

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental(1)	$43,371	$38,932	$159,275	$151,260
Management, transaction, and other fees	545	1,906	1,584	3,022
Total revenues	43,916	40,838	160,859	154,282

Operating expenses
Depreciation and amortization	9,757	8,652	35,929	34,894
Operating and maintenance	9,694	7,538	31,825	28,205
Real estate taxes	4,762	4,785	18,310	17,773
General and administrative	5,535	5,579	21,218	23,189
Total operating expenses	29,748	26,554	107,282	104,061

Other expenses (income)
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Loss on disposal of assets,net	142	364	239	547
Gain on partnership redemption	(2,075)	—	(2,075)	—
Interest, dividend and other investment loss (income)	2	(72)	(138)	(87)
Total other expenses (income)	(9,087)	(3,399)	2,539	12,370

Income before equity investment in real estate partnership and income tax	23,255	17,683	51,038	37,851

Deficit in earnings of real estate partnership	—	—	—	(28)
Provision for income tax	(130)	(123)	(482)	(450)
Net income	23,125	17,560	50,556	37,373

Less: Net income attributable to noncontrolling interests	287	223	630	480

Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.45	$0.34	$0.98	$0.73
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.43	$0.33	$0.95	$0.72

Weighted average number of common shares outstanding:
Basic	51,028	50,650	50,959	50,214
Diluted	52,616	51,859	52,316	51,347

Consolidated Statements of Comprehensive Income (Loss)

Net income	$23,125	$17,560	$50,556	$37,373

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	922	6,474	(5,390)	3,178

Comprehensive income	24,047	24,034	45,166	40,551

Less: Net income attributable to noncontrolling interests	287	223	630	480
Less: Comprehensive income (loss) attributable to noncontrolling interests	11	82	(68)	41

Comprehensive income attributable to Whitestone REIT	$23,749	$23,729	$44,604	$40,030

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(1) Rental
Rental revenues	$29,894	$27,580	$113,428	$108,930
Recoveries	13,575	11,549	46,724	43,558
Bad debt	(98)	(197)	(877)	(1,228)
Total rental	$43,371	$38,932	$159,275	$151,260

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$50,556	$37,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,929	34,894
Amortization of deferred loan costs	1,345	1,106
Gain on sale of properties	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—
Loss on disposal of assets, net	239	547
Bad debt	877	1,228
Accretion of debt discount	38	—
Share-based compensation	5,319	4,579
Deficit in earnings of real estate partnership	—	28
Amortization of right-of-use assets - finance leases	93	87
Building improvements received due to lease termination	—	(749)
Extinguishment of debt cost	798	—
Changes in operating assets and liabilities:
Escrows and deposits	(1,164)	6,509
Accrued rents and accounts receivable	(4,346)	(4,415)
Receivable due from related party	224	(40)
Unamortized lease commissions, legal fees and loan costs	(3,634)	(3,536)
Prepaid expenses and other assets	(1,013)	2,280
Accounts payable and accrued expenses	(2,771)	(220)
Payable due to related party	(42)	—
Tenants' security deposits	357	681
Net cash provided by operating activities	50,773	58,227
Cash flows from investing activities:
Acquisitions of real estate	(86,156)	(55,751)
Additions to real estate	(24,362)	(22,410)
Proceeds from sales of properties	42,234	52,004
Proceeds from sale of property held in restricted cash (1031 exchange)	—	10,146
Receipt of funds from real estate partnership for loan repayment	13,633	—
Proceeds from partnership redemption	33,354	—
Net cash used in investing activities	(21,297)	(16,011)
Cash flows from financing activities:
Distributions paid to common shareholders	(27,406)	(24,572)
Distributions paid to OP unit holders	(348)	(321)
Proceeds from issuance of common shares, net of offering costs	—	7,620
Payments of exchange offer costs	—	(81)
Net payments of revolving credit facility	(73,209)	(21,000)
Proceeds from notes payable	—	76,340
Repayments of notes payable	(17,572)	(66,016)
Payment of loan origination costs	(6,643)	(789)
Repurchase of common shares	(2,268)	(2,641)
Proceeds from borrowings under unsecured term loan	375,000	—
Repayment of borrowings under unsecured term loan	(285,000)	—
Payment of finance lease liability	(40)	(26)
Net cash used in financing activities	(37,486)	(31,486)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,010)	10,730
Cash, cash equivalents and restricted cash at beginning of period	15,370	4,640
Cash, cash equivalents and restricted cash at end of period (1)	$7,360	$15,370

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2025	2024
Supplemental disclosure of cash flow information:
Cash paid for interest	$33,581	$33,663
Cash paid for taxes	$457	$432
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$330	$58
Financed insurance premiums	$—	$2,638
Value of shares issued under dividend reinvestment plan	$112	$36
Value of common shares exchanged for OP units	$125	$355
Change in fair value of cash flow hedge	$(5,390)	$3,178
Recognition of finance lease liability	$—	$86
Accrued capital expenditures	$3,364	$2,062
Receivable from partnership redemption	$—	$31,643
Building improvements received due to lease termination	$—	$749
Recognition of operating lease liability	$606	$—
Receivable recognized for partnership interest redemption	$158	$—
Note payable assumed through property acquisition	$17,650	$—

	December 31,
	2025	2024
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,888	$5,224
Restricted cash	2,472	10,146
Total cash, cash equivalents and restricted cash	$7,360	$15,370

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	9,745	8,642	35,867	34,811
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	—	—	111
Loss on disposal of assets, net	142	364	239	547
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—	(2,075)	—
Net income attributable to noncontrolling interests	287	223	630	480
FFO (NAREIT)	$15,154	$14,653	$54,630	$50,717
Adjustments to reconcile to Core FFO:
Extinguishment of debt cost	1	—	798	—
Proxy contest costs	—	—	—	1,757
Core FFO	$15,155	$14,653	$55,428	$52,474

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$15,154	$14,653	$54,630	$50,717
Core FFO	$15,155	$14,653	$55,428	$52,474
Denominator:
Weighted average number of total common shares - basic	51,028	50,650	50,959	50,214
Weighted average number of total noncontrolling OP units - basic	641	649	643	653
Weighted average number of total common shares and noncontrolling OP units - basic	51,669	51,299	51,602	50,867

Effect of dilutive securities:
Unvested restricted shares	1,588	1,209	1,357	1,133
Weighted average number of total common shares and noncontrolling OP units - diluted	53,257	52,508	52,959	52,000

FFO per common share and OP unit - basic	$0.29	$0.29	$1.06	$1.00
FFO per common share and OP unit - diluted	$0.28	$0.28	$1.03	$0.98

Core FFO per common share and OP unit - basic	$0.29	$0.29	$1.07	$1.03
Core FFO per common share and OP unit - diluted	$0.28	$0.28	$1.05	$1.01

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the year ended December 31, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
General and administrative expenses	5,535	5,579	21,218	23,189
Depreciation and amortization	9,757	8,652	35,929	34,894
Deficit in earnings of real estate partnership (1)	—	—	—	28
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Interest, dividend and other investment income	2	(72)	(138)	(87)
Provision for income taxes	130	123	482	450
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Loss on disposal of assets, net	142	364	239	547
Gain on partnership redemption	(2,075)	—	(2,075)	—
NOI of real estate partnership (pro rata)(1)	—	—	—	183
Net income attributable to noncontrolling interests	287	223	630	480
NOI	$29,460	$28,515	$110,724	$108,487
Non-Same Store NOI (2)	(1,848)	(779)	(9,114)	(8,640)
NOI of real estate partnership (pro rata) (1)	—	—	—	(183)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	27,612	27,736	101,610	99,664
Same Store straight-line rent adjustments	(760)	(547)	(2,682)	(3,160)
Same Store amortization of above/below market rents	(215)	(243)	(490)	(787)
Same Store lease termination fees	(386)	(1,662)	(892)	(1,961)
Same Store NOI (3)	$26,251	$25,284	$97,546	$93,756

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements for the year ended December 31, 2024 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended December 31, 2025 to the three months ended December 31, 2024, Non-Same Store includes properties acquired between October 1, 2024 and December 31, 2025, and properties sold between October 1, 2024 and December 31, 2025, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2025 to the twelve months ended December 31, 2024, Non-Same Store includes properties acquired between January 1, 2024 and December 31, 2025 and properties sold between January 1, 2024 and December 31, 2025, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended December 31, 2025 to the three months ended December 31, 2024, Same Store includes properties owned before October 1, 2024 and not sold before December 31, 2025. For purposes of comparing the twelve months ended December 31, 2025 to the twelve months ended December 31, 2024, Same Store includes properties owned before January 1, 2024 and not sold before December 31, 2025. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$22,838	$17,337	$49,926	$36,893
Depreciation and amortization	9,757	8,652	35,929	34,894
Interest expense	8,626	8,222	33,672	34,035
Extinguishment of debt cost	1	—	798	—
Provision for income taxes	130	123	482	450
Net income attributable to noncontrolling interests	287	223	630	480
Deficit in earnings of real estate partnership (1)	—	—	—	28
EBITDAre adjustments for real estate partnership (1)	—	—	—	136
Gain on sale of properties	(15,783)	(11,913)	(29,957)	(22,125)
Gain on partnership redemption	(2,075)	—	(2,075)	—
Loss on disposal of assets, net	142	364	239	547
EBITDAre	$23,923	$23,008	$89,644	$85,338

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements for the year ended December 31, 2024 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2026
(in thousands, except per share and per unit data)

	Projected Range Full Year 2026
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$20,580	$22,730
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	38,133	38,133
Adjustments	—	—
Net income attributable to noncontrolling interest	351	351
FFO	$59,064	$61,214
Adjustments to reconcile to Core FFO
Adjustments	$—	$—
Core FFO (1)	$59,064	$61,214
Denominator:
Dilutive shares	52,826	52,826
OP Units	649	649
Dilutive share and OP Units	53,475	53,475

Net income attributable to Whitestone REIT per diluted share	$0.38	$0.43

FFO per diluted share and OP Unit	$1.10	$1.14

Core FFO per diluted share and OP Unit (1)	$1.10	$1.14

(1)

Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2025	2024	(Decrease)	(Decrease)
Same Store (46 properties excluding development land)
Property revenues
Rental	$40,981	$37,559	$3,422	9%
Management, transaction and other fees	522	1,903	(1,381)	(73)%
Total property revenues	41,503	39,462	2,041	5%

Property expenses
Property operation and maintenance	9,258	7,126	2,132	30%
Real estate taxes	4,633	4,600	33	1%
Total property expenses	13,891	11,726	2,165	18%

Total property revenues less total property expenses	27,612	27,736	(124)	0%

Same Store straight-line rent adjustments	(760)	(547)	(213)	39%
Same Store amortization of above/below market rents	(215)	(243)	28	(12)%
Same Store lease termination fees	(386)	(1,662)	1,276	(77)%

Same Store NOI (1)	$26,251	$25,284	$967	3.8%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2025	2024	(Decrease)	(Decrease)
Same Store (44 properties excluding development land)
Property revenues
Rental	$146,172	$138,769	$7,403	5%
Management, transaction and other fees	1,515	2,731	(1,216)	(45)%
Total property revenues	147,687	141,500	6,187	4%

Property expenses
Property operation and maintenance	29,300	25,488	3,812	15%
Real estate taxes	16,777	16,348	429	3%
Total property expenses	46,077	41,836	4,241	10%

Total property revenues less total property expenses	101,610	99,664	1,946	2%

Same Store straight-line rent adjustments	(2,682)	(3,160)	478	(15)%
Same Store amortization of above/below market rents	(490)	(787)	297	(38)%
Same Store lease termination fees	(892)	(1,961)	1,069	(55)%

Same Store NOI (1)	$97,546	$93,756	$3,790	4.0%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Other Financial Information:

Tenant improvements (1) (2)	$1,891	$1,821	$5,791	$4,886
Leasing commissions (1) (2)	$808	$1,511	$3,120	$3,653
Maintenance capital (1)	$1,976	$4,150	$8,438	$9,112
Scheduled debt principal payments (1)	$—	$94	$—	$904
Scheduled bond principal payment (3)	$—	$—	$17,143	$7,143
Straight-line rent income (1)	$727	$601	$2,790	$3,243
Market rent amortization income from acquired leases (1)	$456	$242	$1,128	$1,103
Non-cash share-based compensation expense (1)	$1,706	$1,474	$5,320	$4,579
Non-real estate depreciation and amortization (1)	$13	$10	$63	$83
Amortization of loan fees (1)	$488	$283	$1,345	$1,108
Undepreciated value of unencumbered properties	$1,060,883	$993,191	$1,060,883	$993,191
Number of unencumbered properties	51	51	51	51
Full time employees	72	72	72	72

(1)	Includes pro-rata share attributable to real estate partnership through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled each March, beginning in 2023, while payments for the Series B Notes commenced in March 2025.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2025
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.8%	51,089
Operating partnership units outstanding	1.2%	635
Total	100.0%	51,724

Market price of common shares as of December 31, 2025		$13.89

Total equity capitalization		$718,446	53%

Debt Capitalization:
Outstanding debt		$649,352
Less: Cash and cash equivalents		(4,888)
Less: Restricted cash		(2,472)
Total debt capitalization		641,992	47%

Total Market Capitalization as of December 31, 2025		$1,360,438	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
INTEREST COVERAGE RATIO	December 31,		December 31,
	2025	2024	2025	2024
EBITDAre/Interest Expense
EBITDAre (1)	$23,923	$23,008	$89,644	$85,338

Interest expense	8,626	8,222	33,672	34,035
Pro rata share of interest expense from real estate partnership(2)	—	—	—	43
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(784)	(285)	(1,345)	(1,108)
Interest expense, excluding amortization of loan fees	7,842	7,937	32,327	32,970

Ratio of EBITDAre to interest expense	3.1	2.9	2.8	2.6

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company’s investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the year ended December 31, 2024 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report. On January 25, 2024, we exercised our redemption notice for substantially all of our investment in Pillarstone OP. As a result, our ownership no longer represents a majority interest.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of December 31,
	2025	2024
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$649,352	$632,054
Less: Cash	(4,888)	(5,224)
Less: Restricted cash	(2,472)	(10,146)
Less: Receivable due to real estate partnership debt default	—	(13,633)
Total Net Debt	$641,992	$603,051

Undepreciated real estate assets	$1,354,112	$1,248,223
Ratio of debt to real estate assets	47%	48%

	Three Months Ended		Last Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$649,352	$632,054	$649,352	$632,054
Less: Cash	(4,888)	(5,224)	(4,888)	(5,224)
Less: Restricted cash	(2,472)	(10,146)	(2,472)	(10,146)
Less: Receivable due to real estate partnership debt default	—	(13,633)	—	(13,633)
Total Net Debt	$641,992	$603,051	$641,992	$603,051

EBITDAre	$23,923	$23,008	$89,644	$85,338

Effect of partial period acquisitions and dispositions	$150	$(6)	$2,607	$(659)

Pro forma EBITDAre	$24,073	$23,002	$92,251	$84,679

Annualized pro forma EBITDAre	$96,292	$92,008	$92,251	$84,679

Ratio of debt to pro forma EBITDAre	6.7	6.6	7.0	7.1

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2025	December 31, 2024
Fixed rate notes
$375.0 million, 3.40% plus 1.25% to 1.85% Note, due January 31, 2031 (1)	$375,000	$—
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (2)	—	265,000
$20.0 million, 3.67% plus 1.50% note, due January 31, 2028 (3)	—	20,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	28,571	35,714
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	40,000	50,000
$2.5 million, 7.79% Note, due February 28, 2025	—	429
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (4)	—	50,000
$56.3 million, 6.23% Note, due July 31, 2031	56,340	56,340
$17.7 million, 3.81% Note, due November 6, 2029	17,650	—
Floating rate notes
Unsecured line of credit, SOFR plus 1.30% to 1.90%, due September 19, 2029	51,791	—
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	—	75,000
Total notes payable principal	649,352	632,483
Less unamortized debt discount	(997)	—
Less deferred financing costs, net of accumulated amortization	(4,430)	(965)
Total notes payable	$643,925	$631,518

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 3.40% through September 30, 2026, 3.36% from October 1, 2026 through January 31, 2028, and 3.42% from February 1, 2028 though January 31, 2031.

(2)

Promissory note included an interest rate swap that fixes the Secured Overnight Financing Rate (“SOFR”) portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% beginning February 1, 2024 through January 31, 2028.

(3)	Series One Incremental Term Loan included an interest rate swap that fixed the term loan rate at 5.165% through January 31, 2028.

(4)	A portion of the unsecured line of credit included an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2025
(in thousands)

Year	Amount Due
2026	$17,143
2027	97,414
2028	17,823
2029	35,517
2030	52,561
Thereafter	428,894
Total	$649,352

Whitestone REIT and Subsidiaries
SUMMARY OF TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,471	2.1%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,347	2.0%	5/8/1991, 4/1/2014, 7/1/2000, 10/19/2016 and 4/1/2014	2029, 2030, 2030, 2031, 2034 and 2037
Frost Bank	Houston	1,977	1.7%	7/1/2014	2029
Fitness Alliance, LLC (3)	Houston and San Antonio	1,800	1.5%	11/29/2022 and 12/04/2024	2039 and 2041
Newmark Real Estate of Houston LLC	Houston	1,364	1.2%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Dollar Tree (5)	Houston and Phoenix	775	0.7%	6/29/2001, 11/8/2009, 8/8/2018, 8/10/1999, 04/05/2024, and 10/31/2025	2026, 2027, 2027, 2028, 2030 and 2035
Soul Concepts, LLC (6)	Phoenix	862	0.7%	10/25/2011, 10/15/2018, 07/13/2020, 10/13/2021, 04/08/2022 and 06/23/2023	2026, 2026, 2029, 2030, 2030 and 2035
Cactus Café Uptown Houston, Inc.	Houston	758	0.6%	12/31/2024	2036
Alamo Drafthouse Cinema	Austin	740	0.6%	2/1/2012	2031
Starbucks Corporation (7)	Austin, Dallas and Phoenix	656	0.6%	8/8/2016, 5/29/2003, 7/1/1997, 7/14/2004, 7/8/1999, 10/15/2001 and 1/14/2024	2027, 2028, 2028, 2029, 2030, 2034, 2036
Barnes & Noble Booksellers, Inc.(8)	Phoenix	634	0.5%	3/3/2004 and 5/13/2002	2035 and 2030
Total Wine	Houston	564	0.5%	11/27/2018	2029
Kroger Co.	Dallas	483	0.4%	12/15/2000	2027
Capital Area Multispecialty Providers	Austin	465	0.4%	5/23/2014	2026
		$16,663	14.2%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2025 for each applicable tenant multiplied by 12.

(2)

As of December 31, 2025, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,099,000, which represents approximately 0.9% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $46,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2031, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2030, was $388,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2030, was $469,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of December 31, 2025, we had two leases with the same tenant occupying space at properties located in Houston and San Antonio. The annualized rental revenue for the lease that commenced on November 29, 2022, and is scheduled to expire in 2039, was $971,000, which represents approximately 0.8% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 4, 2024, and is scheduled to expire in 2041, was $828,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of December 31, 2025, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of December 31, 2025, we had six leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2030, was $94,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 5, 2024, and is scheduled to expire in 2035, was $139,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 31, 2025, and is scheduled to expire in 2027, was $91,000, which represents approximately 0.1% of our total annualized base rental revenue.

(6)

As of December 31, 2025, we had six leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 25, 2011, and is scheduled to expire in 2030, was $170,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2018, and is scheduled to expire in 2030, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 13, 2020, and is scheduled to expire in 2026, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 13, 2021, and is scheduled to expire in 2035, was $329,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 8, 2022, and is scheduled to expire in 2029, was $29,000, which represents approximately less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 23, 2023, and is scheduled to expire in 2026, was $43,000, which represents less than 0.1% of our total annualized base rental revenue.

(7)

As of December 31, 2025, we had seven leases with the same tenant occupying space at properties in Austin, Dallas and Phoenix. The annualized rental revenue for the lease that commenced on July 1, 1997, and is scheduled to expire in 2028, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 8, 1999, and is scheduled to expire in 2030, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2001, and is scheduled to expire in 2034, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 29, 2003, and is scheduled to expire in 2028, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 14, 2004, and is scheduled to expire in 2029, was $61,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2016, and is scheduled to expire in 2027, was $84,000, which represents approximately 0.1% of our total annualized base rental revenue.

(8)

As of December, 2025, we had two leases with the same tenant occupying space at properties located in Phoenix and Dallas. The annualized rental revenue for the lease that commenced on March 3, 2004, and is scheduled to expire in 2035, was $261,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 13, 2002, and is scheduled to expire in 2030, was $373,000, which represents approximately 0.3% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of December 31, 2025

	% of Leased SF	% of ABR
Restaurants & Food Service	20%	27%
Salons	7%	9%
Medical & Dental	7%	8%
Financial Services	5%	7%
Fitness	7%	7%
Grocery	11%	6%
General Retail	8%	5%
Apparel	5%	5%
Home Décor And Improvement	5%	4%
Non Retail	4%	4%
Education	4%	3%
Pet Supply & Services	3%	3%
Entertainment	3%	2%
Local Services	2%	2%
Pharmacies & Nutritional Supplies	2%	2%
Off-Price	3%	2%
Sporting Goods	1%	1%
Automotive Supply & Services	1%	1%
Wireless	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
RENEWALS
Number of Leases	23	50	186	189
Total Square Feet (1)	63,419	167,112	594,545	722,063
Average Square Feet	2,757	3,342	3,196	3,820
Total Lease Value	$7,740,000	$15,909,000	$66,653,000	$62,572,000
NEW LEASES
Number of Leases	19	29	86	109
Total Square Feet (1)	36,950	123,582	192,091	304,326
Average Square Feet	1,945	4,261	2,239	2,792
Total Lease Value	$11,273,000	$40,643,000	$45,868,000	$72,203,000
TOTAL LEASES
Number of Leases	42	79	272	298
Total Square Feet (1)	100,369	290,694	786,636	1,026,389
Average Square Feet	2,405	3,680	2,892	3,444
Total Lease Value	$19,013,000	$56,552,000	$112,521,000	$134,775,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2025	29	$10,129,309	72,183	3.8	$670,960	$9.30	$32.58	$29.62	$213,420	10.0%	$363,054	18.2%
3rd Quarter 2025	52	16,459,235	129,088	3.8	689,849	5.34	27.70	25.49	285,235	8.7%	602,832	19.3%
2th Quarter 2025	55	19,542,816	222,116	4.4	637,212	2.87	20.61	19.07	342,360	8.1%	675,344	17.9%
1st Quarter 2025	71	25,717,639	158,507	4.7	1,334,248	8.42	33.04	29.30	592,395	12.8%	909,959	20.3%
Total - 12 months	207	$71,848,999	581,894	4.3	$3,332,269	$5.73	$27.05	$24.59	$1,433,410	10.0%	$2,551,189	19.1%

Comparable New Leases:
4th Quarter 2025	7	$2,586,472	10,064	6.0	$393,028	$39.05	$39.46	$35.08	$44,062	12.5%	$87,216	25.9%
3rd Quarter 2025	9	4,798,488	16,947	6.2	496,945	29.32	38.45	34.30	70,330	12.1%	127,057	22.5%
2th Quarter 2025	8	3,830,417	13,283	6.2	478,695	36.04	37.88	30.23	101,544	25.3%	160,820	41.4%
1st Quarter 2025	13	6,505,094	21,889	6.5	863,828	39.46	37.75	34.46	71,954	9.5%	167,254	22.6%
Total - 12 months	37	$17,720,471	62,183	6.3	$2,232,496	$35.90	$38.24	$33.61	$287,890	13.8%	$542,347	26.7%

Comparable Renewal Leases:
4th Quarter 2025	22	$7,542,837	62,119	3.5	$277,932	$4.47	$31.47	$28.74	$169,358	9.5%	$275,838	16.6%
3rd Quarter 2025	43	11,660,747	112,141	3.4	192,904	1.72	26.07	24.16	214,905	7.9%	475,775	18.6%
2th Quarter 2025	47	15,712,399	208,833	4.3	158,517	0.76	19.51	18.36	240,816	6.3%	514,524	15.2%
1st Quarter 2025	58	19,212,545	136,618	4.4	470,420	3.44	32.29	28.48	520,441	13.4%	742,706	19.9%
Total - 12 months	170	$54,128,528	519,711	4.1	$1,099,773	$2.12	$25.72	$23.51	$1,145,520	9.4%	$2,008,843	17.7%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2025	42	$19,013,139	100,369	5.1	$1,616,549	$16.11	$32.70
3rd Quarter 2025	68	29,076,368	189,511	4.8	1,857,027	9.80	28.32
2nd Quarter 2025	78	33,180,339	297,146	4.8	1,670,021	5.62	22.25
1th Quarter 2025	84	31,251,156	199,610	4.6	1,966,229	9.85	31.16
Total - 12 months	272	$112,521,002	786,636	4.8	$7,109,826	$9.04	$27.30

New
4th Quarter 2025	19	$11,273,473	36,950	7.7	$1,338,617	$36.23	$34.91
3rd Quarter 2025	21	15,735,170	68,536	6.8	1,344,986	19.62	32.38
2nd Quarter 2025	24	8,903,329	45,186	5.2	976,868	21.62	33.05
1th Quarter 2025	22	9,955,710	41,419	6.1	1,158,735	27.98	31.57
Total - 12 months	86	$45,867,682	192,091	6.4	$4,819,206	$25.09	$32.85

Renewal
4th Quarter 2025	23	$7,739,666	63,419	3.5	$277,932	$4.38	$31.41
3rd Quarter 2025	47	13,341,198	120,975	3.6	512,041	4.23	26.02
2nd Quarter 2025	54	24,277,010	251,960	4.7	693,153	2.75	20.31
1th Quarter 2025	62	21,295,446	158,191	4.2	807,494	5.10	31.05
Total - 12 months	186	$66,653,320	594,545	4.2	$2,290,620	$3.85	$25.51

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2025
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2026	436	666,008	13.7%	$17,138	14.7%	$25.73
2027	215	730,223	15.0%	17,619	15.1%	24.13
2028	195	558,389	11.5%	14,847	12.7%	26.59
2029	167	666,202	13.7%	16,739	14.4%	25.13
2030	190	656,877	13.5%	16,663	14.3%	25.37
2031	82	329,593	6.8%	8,329	7.1%	25.27
2032	38	185,245	3.8%	4,911	4.2%	26.51
2033	27	127,947	2.6%	3,296	2.8%	25.76
2034	32	200,559	4.1%	4,898	4.2%	24.42
2035	32	200,889	4.1%	6,152	5.3%	30.63
Total	1,414	4,321,932	88.8%	$110,592	94.8%	$25.59

(1)	Lease expirations table reflects rents in place as of December 31, 2025, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2025 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2025

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2025	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	87%	898	$14.21	$13.73
Anderson Arbor	Austin	2001	89,746	91%	2,146	26.28	26.89
Anthem Marketplace	Phoenix	2000	113,293	99%	1,981	17.66	18.09
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	244	35.60	33.85
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,796	25.84	26.89
Ashford Village	Houston	1979	81,519	100%	1,416	17.37	18.51
BLVD Place	Houston	2014	216,944	99%	9,561	44.52	44.17
The Citadel	Phoenix	2013	28,547	57%	391	24.03	26.06
City View Village	San Antonio	2005	17,870	90%	581	36.13	35.94
Dana Park Pad	Phoenix	2002	12,000	100%	342	28.50	29.25
Davenport Village	Austin	1999	128,934	97%	3,870	30.94	36.00
Eldorado Plaza	Dallas	2004	219,287	97%	3,357	15.78	15.62
Fountain Square	Phoenix	1986	118,209	92%	2,097	19.28	19.02
Fulton Ranch Towne Center	Phoenix	2005	120,575	93%	2,335	20.82	20.86
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,815	17.69	18.20
Gilbert Tuscany Village	Phoenix	2009	49,415	90%	1,044	23.47	22.87
Heritage	Dallas	2006	70,431	96%	1,965	29.06	32.11
HQ Village	Dallas	2009	89,134	95%	2,876	33.96	33.37
Keller Place	Dallas	2001	93,541	97%	1,200	13.23	13.47
La Mirada	Phoenix	1997	147,209	100%	4,133	28.08	29.89
Lake Woodlands Crossing	Houston	2018	60,246	100%	2,147	35.64	35.85
Lakeside Market	Dallas	2000	164,899	93%	4,724	30.80	31.61
Las Colinas	Dallas	2000	104,919	96%	3,232	32.09	31.46
Lion Square	Houston	1980	117,592	96%	2,198	19.47	19.05
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,281	11.64	11.56
Market Street at DC Ranch	Phoenix	2003	244,888	95%	7,114	30.58	31.92
Paradise Plaza	Phoenix	1983	125,898	94%	2,017	17.04	17.21
Parkside Village North	Austin	2005	27,045	100%	981	36.27	36.01
Parkside Village South	Austin	2012	90,101	100%	2,793	31.00	30.60
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,969	26.25	26.40
Pinnacle Phase II	Phoenix	2017	27,063	100%	929	34.33	31.33
The Promenade at Fulton Ranch	Phoenix	2007	98,792	99%	1,713	17.51	18.89
Quinlan Crossing	Austin	2012	109,892	97%	2,870	26.92	26.40
Scottsdale Commons	Phoenix	1980	65,282	100%	1,792	27.45	27.99
Seville	Phoenix	1990	90,042	93%	3,320	39.65	39.31
Shaver	Houston	1978	21,926	100%	404	18.43	18.15
Shops at Pecos Ranch	Phoenix	2009	78,767	98%	2,184	28.29	27.62
Shops at Starwood	Dallas	2006	55,385	94%	1,918	36.84	36.80
The Shops at Williams Trace	Houston	1985	132,991	95%	2,409	19.07	18.76
Starwood Phase II	Dallas	2016	35,351	100%	1,422	40.23	37.82
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	2,125	28.75	29.82
San Clemente	Austin	2003	31,832	67%	661	30.99	32.68
South Hulen Shopping Center	Dallas	2004	86,907	99%	2,418	28.10	27.16
Sunset at Pinnacle Peak	Phoenix	2000	41,530	98%	1,074	26.39	28.65
Terravita Marketplace	Phoenix	1997	102,733	100%	2,048	19.94	20.56
Town Park	Houston	1978	43,526	93%	1,092	26.98	26.80
Village Shops at Dana Park	Phoenix	2002	10,128	100%	362	35.74	36.83
Village Square at Dana Park (5)	Phoenix	2009	323,026	84%	7,322	26.98	28.11

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2025

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2025	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	96%	2,769	22.32	22.20
Windsor Park	San Antonio	2012	196,458	85%	2,188	13.10	13.49
World Cup Plaza	Dallas	2007	90,391	87%	2,116	26.91	28.83

Total/Weighted Average - Whitestone Properties			4,857,508	95%	116,640	25.28	25.73

Land Held for Development:
Anderson Arbor PAD	Austin	N/A	—	—%	—	—	—
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,857,508	95%	$116,640	$25.28	$25.73

(1)

Calculated as the tenant’s actual December 31, 2025 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2025. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2025 equaled approximately $438,000 for the month ended December 31, 2025.

(2)	Calculated as annualized base rent divided by leased square feet as of December 31, 2025.

(3)

Represents (i) the contractual base rent for leases in place as of December 31, 2025, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2025.

(4)	As of December 31, 2025, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)	Includes land parcel subject to ground lease.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | San Clemente | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | South Hulen Shopping Center | Shops at Starwood | World Cup Plaza

HOUSTON

Ashford Village | BLVD Place | Garden Oaks Center | Lake Woodlands Crossing | Lion Square |
Shaver Street Center | Shops at Williams Trace | Town Park Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center |
Market Street at DC Ranch Marketplace at Central | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Commons | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park | Village Shops at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037